UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013 (June 18, 2013)

ROCKIES REGION 2007 LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

WEST VIRGINIA	000-53201	26-0208835
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 860-5800

Not Applicable
(Former name or former address, if changed since last report)

______________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 5, 2013, the managing general partner of Rockies Region 2007 Limited Partnership (this “Partnership”), PDC Energy, Inc. (“PDC”), first reported that it had executed a Purchase and Sale Agreement with certain affiliates of Denver-based Caerus Oil and Gas LLC (“Caerus”), dated February 4, 2013, pursuant to which this Partnership agreed to sell to Caerus its Piceance Basin oil and gas properties, leasehold mineral interests and related assets, including certain derivatives (the “Assets”) for aggregate cash consideration of $13.6 million, subject to customary adjustments, including adjustments based on title and environmental diligence to be conducted by Caerus. Pursuant to the Purchase and Sale Agreement, PDC also agreed to sell to Caerus assets located in the Piceance Basin and certain other areas on its own behalf as well.

On June 18, 2013, this divestiture was completed with total proceeds received by this Partnership of $13.8 million, subject to customary post-closing adjustments. Under the Purchase and Sale Agreement, the transaction is given economic effect as of January 1, 2013 such that all proceeds and certain customary operational costs and expenses attributable to the Assets will be apportioned between this Partnership and Caerus according to such date. Following the closing of the transaction, this Partnership has completely divested its Piceance Basin assets.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed balance sheet as of March 31, 2013 and the unaudited pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 and for the three month periods ended March 31, 2013 and 2012, as adjusted to reflect the divestiture of the Assets, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Pro Forma Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

PDC ENERGY, INC.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary
PDC Energy, Inc.
Managing General Partner of the Registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro Forma Financial Information